SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

ABC Bancorp

(Exact name of registrant as specified in its charter)

Georgia	0-16181	58-1456434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24 2nd Avenue, S.E., Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the Annual Meeting of Shareholders of ABC Bancorp, a Georgia corporation (the “Company”), held on May 17, 2005 (the “Annual Meeting”), the shareholders of the Company approved the ABC Bancorp 2005 Omnibus Stock Ownership and Long-Term Incentive Plan (the “Omnibus Plan”). The Omnibus Plan was adopted by the Board of Directors of the Company on March 10, 2005, subject to approval by the shareholders of the Company. A copy of the Omnibus Plan as approved is set forth as Exhibit 10.1 to this Current Report and incorporated herein by this reference.

Item 8.01. Other Events.

At the Annual Meeting, the Company’s shareholders elected J. Raymond Fulp, Robert P. Lynch, Brooks Sheldon and Henry C. Wortman as Class II directors of the Company, each to serve for a three-year term expiring on the date on which the annual meeting of shareholders is held in 2008, and Glenn A. Kirbo as a Class III director, to serve for a one-year term expiring on the date on which the annual meeting of shareholders is held in 2006. In addition, the Company’s shareholders ratified the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC, as the Company’s independent auditors for the fiscal year ended December 31, 2004 and approved the Omnibus Plan, as discussed in Item 1.01 of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	ABC Bancorp 2005 Omnibus Stock Ownership and Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on April 18, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ABC BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated: May 23, 2005

EXHIBIT INDEX

10.1	ABC Bancorp 2005 Omnibus Stock Ownership and Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on April 18, 2005)